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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3 Amendment No. 1) and related Prospectus of Atmos Energy Corporation for the registration of $150,000,000 of debt securities and to the incorporation by reference therein of our report dated November 11, 1997, with respect to the consolidated financial statements of Atmos Energy Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.
"



                                   /s/ ERNST & YOUNG LLP


Dallas, Texas
June 19, 1998